AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1997
                                             REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              -----------------------------------------------


                 BANKBOSTON CORPORATION                                                        BANKBOSTON CAPITAL TRUST III
 (Exact name of Registrant as specified in its charter)                                   (Exact name of Registrant as specified
                                                                                                  in its trust agreement)

                     MASSACHUSETTS                                                                       DELAWARE
            (State or other jurisdiction of                                                   (State or other jurisdiction of
             incorporation or organization)                                                   incorporation or organization)
                       _________                                                                         _________

                          6712                                                                             6719
              (Primary Standard Industrial                                                     (Primary Standard Industrial
              Classification Code Number)                                                       Classification Code Number)

                       04-2471221                                                                       APPLIED FOR
                    (I.R.S. Employer                                                                 (I.R.S. Employer
                  Identification No.)                                                               Identification No.)


                  100 FEDERAL STREET
              BOSTON, MASSACHUSETTS 02110
                    (617) 434-2200
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                  GARY A. SPIESS, ESQ.                                                             JANICE B. LIVA, ESQ.
               GENERAL COUNSEL AND CLERK                                                       ASSISTANT GENERAL COUNSEL AND
                 BANKBOSTON CORPORATION                                                               ASSISTANT CLERK
                   100 FEDERAL STREET                                                             BANKBOSTON CORPORATION
              BOSTON, MASSACHUSETTS 02110                                                           100 FEDERAL STREET
                     (617) 434-2870                                                             BOSTON, MASSACHUSETTS 02110
                                                                                                      (617) 434-8630
                (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                                             COPIES TO:
                EDWARD F. PETROSKY, ESQ.                                                        GREGORY A. FERNICOLA, ESQ.
                    BROWN & WOOD LLP                                                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 ONE WORLD TRADE CENTER                                                              919 THIRD AVENUE
                NEW YORK, NEW YORK 10048                                                         NEW YORK, NEW YORK 10022




       Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                                                   CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED          PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE         MAXIMUM OFFERING     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED         PRICE PER UNIT(1)          PRICE(1)          REGISTRATION FEE(2)

Capital Securities of BankBoston Capital      $250,000,000               100%              $250,000,000            $75,757.58
Trust III . . . . . . . . . . . . . . .
Junior Subordinated Deferrable Interest
Debentures of BankBoston Corporation
(2)(3)  . . . . . . . . . . . . . . . .
BankBoston Corporation Guarantee with
respect to Capital Securities (4) . . .
     Total  . . . . . . . . . . . . . .       $250,000,000(5)             100%              $250,000,000            $75,757.58



(1)  Estimated solely for purposes of calculating the registration fee.
(2) Calculated pursuant to Rule 457. No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of BankBoston Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of BankBoston Capital Trust III.
(3)  The  Junior  Subordinated Debentures  will  be  purchased by
     BankBoston  Capital  Trust III, in part, with the  proceeds  of the sale  of the Capital Securities.
(4) No separate consideration will be received for the BankBoston Corporation Guarantee.
(5) This Registration Statement is deemed to cover the rights of holders of the Junior Subordinated Debentures under the Indenture, the rights of the holders of the Capital Securities of BankBoston Capital Trust III under the Trust Agreement, the rights of holders of Capital Securities under the BankBoston Corporation Guarantee and certain backup undertakings as described herein.

               ---------------------------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
----------
                            SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS, DATED MAY __, 1997

                                 $250,000,000

                         BANKBOSTON CAPITAL TRUST III

                       FLOATING RATE CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
        FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                            BANKBOSTON CORPORATION

                                    (LOGO)

                            --------------------

     The Floating Rate Capital Securities (the "Capital Securities") offered hereby will represent beneficial interests in BankBoston Capital
Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). BankBoston Corporation, a Massachusetts corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities", and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") of the Corporation, which are scheduled to
mature on              , 2027 (the "Stated Maturity Date").  The Capital
          ---------- --
Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Capital Securities--Subordination of Common Securities."

     The Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such global Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. See "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."
                                 ______________      (CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS" BEGINNING ON PAGE ___ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES.
                                 ______________

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT  BEEN  APPROVED  OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.


                                    PRICE TO     UNDERWRITING      PROCEEDS TO
                                    PUBLIC(1)    COMMISSION (2)    TRUST(3)(4)
Per Capital Security  . . . . . .       $            (4)               $
Total . . . . . . . . . . . . . .   $                (4)           $


(1)  Plus accumulated Distributions, if any, from             , 1997
                                                  ------------
(2) The Corporation and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting estimated expenses of $__________ payable by the Corporation.
(4) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Corporation has agreed to pay to the Underwriters, as compensation, $____ _____ per Capital Security (or $_________ in the aggregate). See "Underwriting."

--------------------
The Capital Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Capital Securities will be made through the facilities of DTC, on or about _______, 1997, against payment therefor in immediately available funds.

                             --------------------
                           (Names of Underwriters)

                             --------------------

              The date of this Prospectus is             , 1997.
                                       ------------

CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE CAPITAL SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF THE CAPITAL SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

_____________

(Continued from the previous page)

Holders  of the  Trust Securities  will be  entitled to  receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accumulating from the date of original
issuance and payable quarterly in arrears on         ,          ,
                                             --------  ---------  ---------
and           of each year, commencing         , 1997, at a rate per annum
    ---------                          --------
reset quarterly equal to LIBOR (as defined herein) plus ___% (the "Distribution Rate") on the Liquidation Amount of $1,000 per Trust Security ("Distributions"). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the applicable periodic Distribution Rate, compounded quarterly from the relevant payment date for such interest, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures-- Subordination").

The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price (the "Early Redemption Price") equal to the Prepayment Price (as defined below), and
(iii) in whole or in part, on or after ___________, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior
Subordinated  Debentures,  at the  Early Redemption  Price.   Any  of  the
Maturity Redemption Price and the Early Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities--Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after _________, 2007, in whole or in part, or
(ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, in each case at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued interest thereon to the date of prepayment. See "Description of Junior Subordinated Debentures-- Optional Prepayment" and "--Special Event Prepayment."

     The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities and (ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated Distributions thereon to the date of payment. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."
                                 ____________

     As used herein, (i) the "Indenture" means  the Indenture, to be dated as
of           __, 1997, as amended and supplemented from time to time, between
   ---------
the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Capital Securities Guarantee Agreement between the Corporation and The Bank of New York, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement of the Corporation.


                            AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108, on which exchanges certain securities of the Corporation are listed.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in necessary, advisable or incidental activities. See "BankBoston Capital Trust III", "Description of Capital Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantee". In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Trust Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

          3. The Corporation's Current Reports on Form 8-K dated January 16, 1997 and April 17, 1997.

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, BankBoston, P.O. Box 2016, MA BOS 01-20-02, Boston, Massachusetts 02106-2016. Telephone requests may be directed to Investor Relations at (617) 434-7858.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference.

                            BANKBOSTON CORPORATION

     The Corporation is a registered bank holding company organized in 1970 under Massachusetts law with both national and international operations. The Corporation, through its subsidiaries and, in certain cases, joint ventures, is engaged in providing a wide variety of personal, corporate and global banking services to individuals, corporate and institutional customers, governments and other financial institutions. The Corporation, together with its subsidiaries, operates a network of 650 offices across the United States and more than 100 offices in 24 countries in Latin America, Europe, Asia and Africa. The major banking subsidiaries of the Corporation include BankBoston, N.A., BayBank, N.A., Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank and BayBank NH, N.A.

                         BANKBOSTON CAPITAL TRUST III

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and
(iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation.


                                 THE OFFERING

Securities Offered       250,000    Floating    Rate    Capital    Securities
                         (Liquidation Amount $1,000 per Capital Security).

Offering Price           $______ per Capital Security plus accumulated
                         Distributions, if any, from ____________, 1997.

Distribution Dates       _________, _________, and ________ of
each year, commencing    _________, 1997.

Extension Periods        Distributions on Capital Securities will be deferred
                         for  the duration of any Extension Period elected by
                         the  Corporation  with  respect to  the  payment  of
                         interest  on the Junior Subordinated Debentures.  No
                         Extension   Period   will  exceed   20   consecutive
                         quarterly  periods  or  extend  beyond  the   Stated
                         Maturity   Date.     See   "Description  of   Junior
                         Subordinated Debentures--Option  to Extend  Interest
                         Payment  Date"  and  "Certain  Federal  Income   Tax
                         Consequences--Interest  Income  and  Original  Issue
                         Discount."

Ranking The Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities-- Subordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with the $257,732,000 aggregate principal amount of 8.25% Junior Subordinated Deferrable Interest Debentures due December 15, 2026, the $257,732,000 aggregate principal amount of 73/4% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 and all other junior subordinated debentures to be issued by the Corporation (collectively, "Other Debentures"), which will be issued and sold to other trusts to be established by the Corporation, in each case similar to the Trust ("Other Trusts"), and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See
               "Description of Junior Subordinated Debentures." The Guarantee will rank pari passu with the guarantees issued by the Corporation with respect to the 250,000 8.25% Capital Securities (Liquidation Amount $1,000 per security) of
               BankBoston Capital Trust I, the 250,000 73/4% Capital Securities (Liquidation Amount $1,000 per security) of BankBoston Capital Trust II and all other guarantees to be issued by the Corporation with respect to capital securities issued or to be issued by Other Trusts (collectively, "Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Guarantee."

Redemption          The  Trust   Securities  will  be  subject  to  mandatory
                    redemption  in a  Like Amount,  (i) in  whole but  not in
                    part, on the  Stated Maturity Date upon repayment  of the
                    Junior  Subordinated Debentures, (ii) in whole but not in
                    part,  at any  time contemporaneously  with the  optional
                    prepayment of the  Junior Subordinated Debentures  by the
                    Corporation  upon  the occurrence  and continuation  of a
                    Special Event and (iii) in whole or in part, on or after
                         , 2007 contemporaneously with the optional prepayment
                    by the applicable  Redemption Price.    See  "Description
                    of  Capital  Securities--Redemption."

Ratings The Capital Securities are expected to be rated "baa1" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Ratings Services.

Absence of Market for the
  Capital Securities          The Capital Securities  will be a new  issue of
                              securities for  which  there  currently  is  no
                              market.     Although   the  Underwriters   have
                              informed  the  Trust and  the  Corporation that
                              they  each currently intend to make a market in
                              the  Capital Securities,  the Underwriters  are
                              not obligated  to do  so, and  any such  market
                              making may  be discontinued at any time without
                              notice.  Accordingly, there can be no assurance
                              as  to  the  development or  liquidity  of  any
                              market for  the Capital Securities.   The Trust
                              and  the Corporation do not intend to apply for
                              listing  of  the  Capital   Securities  on  any
                              securities  exchange or  for quotation  through
                              the  NASD  Automated  Quotation  System.    See
                              "Underwriting."

Form of Capital
   Securities       The  Capital Securities will  be represented by  a global
                    certificate  or certificates  registered in  the name  of
                    Cede & Co., as nominee  for DTC.  Beneficial interests in
                    the  Capital   Securities  will  be  evidenced   by,  and
                    transfers  thereof will be effected only through, records
                    maintained  by  the  participants  in  DTC.    Except  as
                    described herein, Capital Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of Capital Securities-
                    -Form, Denomination, Book-Entry Procedures and Transfer."

Use of Proceeds          The proceeds  to  the Trust  from  the sale  of  the
                         Capital  Securities will be invested by the Trust in
                         the Junior Subordinated Debentures.  The Corporation
                         intends to use the net proceeds from the sale of the
                         Junior Subordinated Debentures for general corporate
                         purposes.   The Capital Securities  will be eligible
                         to  qualify  as  Tier 1  capital  under  the capital
                         guidelines  of the  Federal Reserve.    See "Use  of
                         Proceeds."


                                 RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review
the  information   contained  elsewhere   in  this   Prospectus  and   should
particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At March 31, 1997, the aggregate principal amount of outstanding Senior Indebtedness was approximately $275 million. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding
liabilities   owed  to  the  Corporation)  of  approximately  $59.9  billion.
Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or its subsidiaries. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is
solely  dependent  upon   the  Corporation  making  payments  on  the  Junior
Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the applicable Interest Rate (as defined herein), compounded quarterly, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

     Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the applicable Interest Rate, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT  REDEMPTION

     Upon the occurrence and continuation of a Special Event (as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the
Junior Subordinated Debentures in whole (but not in part) at the Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the
Early Redemption  Price.   The exercise of such  right is subject to  the
Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of Capital Securities--Redemption."


PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of "first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Since the Proposed Legislation has not yet been introduced by any member of the 105th Congress the Proposed Legislation should not apply to the Junior Subordinated Debentures. It is possible, however, that the Proposed Legislation or any other legislation enacted by Congress may give rise to a Tax Event, in which event the Corporation would be permitted, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities at the Early Redemption Price by electing to prepay the Junior Subordinated Debentures at the Prepayment Price. See "Description of Capital Securities-- Redemption" and "Description of Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences-- Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because
Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Guarantee is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as Guarantee Trustee for the purpose of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct
Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

ABSENCE OF PUBLIC MARKET

     The Corporation does not intend to have the Capital Securities listed on the New York Stock Exchange or any other securities exchange or for quotation through the NASD Automated Quotation System. There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any market that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or at what price holders of the Capital Securities may be able to sell their Capital Securities, as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. The Underwriters have informed the Trust and the Corporation that the Underwriters intend to make a market in the Capital Securities. However, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act.

TRADING PRICE

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."


                            BANKBOSTON CORPORATION

     The Corporation is a registered bank holding company organized in 1970 under Massachusetts law with both national and international operations. The Corporation, through its subsidiaries and, in certain cases, joint ventures, is engaged in providing a wide variety of personal, corporate and global banking services to individuals, corporate and institutional customers, governments and other financial institutions. The Corporation, together with its subsidiaries, operates a network of 650 offices across the United States and more than 100 offices in 24 countries in Latin America, Europe, Asia and Africa. The major banking subsidiaries of the Corporation include BankBoston, N.A., BayBank, N.A., Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank and BayBank NH, N.A.

     As of March 31, 1997, on a consolidated basis, the Corporation had total assets of $64.8 billion, total deposits of $42.3 billion and total stockholders' equity of $4.9 billion. The Corporation's banking subsidiaries maintained 537 branches in Massachusetts, Rhode Island, Connecticut and New Hampshire as of March 31, 1997. The Corporation's loans were diversified geographically,  with  approximately  76  percent of  its  total  loan volume consisting of loans and leases made to domestic borrowers and the balance made overseas. As of March 31, 1997, the Corporation's subsidiaries employed, in the aggregate, approximately 22,000 full-time equivalent employees in their domestic and foreign operations.


                               USE OF PROCEEDS

     The proceeds  to the  Trust (without  giving effect  to expenses  of the offering payable by the Corporation) from the offering of the Capital Securities will be $250,000,000. All of the proceeds from the sale of Capital Securities will be invested by the Trust in the Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, which may include, but not be limited to, one or more of the following: investments in and advances to the Corporation's subsidiaries; financing future acquisitions of financial institutions, as well as banking and other assets; and the repurchase or redemption of certain of the Corporation's outstanding securities. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to the Corporation and its subsidiaries. Pending such application by the
Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities.

     The Capital Securities will be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.

                     RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated:



                                                       Three Months
                                                           Ended
                                                         March 31,                       Years Ended December 31,
                                                           1997            1996         1995        1994        1993        1992
Ratio of Earnings to Fixed Charges:
     Excluding interest on deposits . . . . . . . .           2.31x           2.24x       2.08x       1.90x       2.44x       2.17x
     Including interest on deposits . . . . . . . .           1.52            1.44        1.42        1.41        1.38        1.22



     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of March 31, 1997 and as adjusted to give effect to the consummation of the offering of the Capital Securities offered hereby. The following data should be read in conjunction with the financial information included in the Corporation's 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."


                                                                                                       March 31, 1997
                                                                                              Actual            As Adjusted(1)
                                                                                                        (IN MILLIONS)
Total long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $2,516                     $2,516
Obligated mandatory redeemable preferred securities of subsidiary
  trusts holding solely parent debentures(2)  . . . . . . . . . . . . . . . . . . . . .            500                        750
Stockholders' equity:
     Preferred stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            508                        508
     Common stock-$1.50 par value-300,000,000
       shares authorized, 154,265,361 shares issued . . . . . . . . . . . . . . . . . .            231                        231
     Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,259                      1,259
     Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,038                      3,038
     Net unrealized gains on securities available
       for sale, net of tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             21                         21
     Treasury stock, at cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (187)                      (187)
     Cumulative translation adjustments, net of tax . . . . . . . . . . . . . . . . . .             (9)                        (9)
          Total stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . .          4,861                      4,861
               Total capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .         $7,877                     $8,127


--------------------
(1)  Reflects the issuance of the Capital Securities offered hereby.
(2) Obligated mandatory redeemable preferred securities of subsidiary trusts holding solely parent debentures reflects the Capital Securities offered hereby, the BankBoston Capital Trust I Capital Securities and the BankBoston Capital Trust II Capital Securities. The Trust, BankBoston Capital Trust I and BankBoston Capital Trust II are each subsidiaries of the Corporation and holds the Floating Rate Junior Subordinated
     Deferrable Interest Debentures due           , 2027, the 8.25% Junior
                                        ------- --
Subordinated  Deferrable Interest Debentures  due December  15, 2026  and the
73/4% Junior Subordinated Deferrable Interest Debentures due December 15, 2026, respectively, as its sole assets.


                            SUMMARY FINANCIAL DATA

     The summary below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. Interim unaudited data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of the Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.


                                                        THREE MONTHS ENDED
                                                                             YEARS ENDED DECEMBER 31,
                                                           MARCH 31, (1)
                                                           1997       1996       1996          1995    1994       1993       1992
                                                             (UNAUDITED)           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net interest revenue  . . . . . . . . . . . . . . . . .       $620     $566     $2,340    $ 2,249    $ 2,037    $ 1,769   $ 1,672
Provision for credit losses . . . . . . . . . . . . . .         60       57        231        275        154        107       288

Net interest revenue after provision for credit losses         560      509      2,109      1,974      1,883      1,662     1,384
Noninterest income  . . . . . . . . . . . . . . . . . .        330      285      1,344      1,309      1,035        945     1,020
Noninterest expense . . . . . . . . . . . . . . . . . .        544      527      2,320      2,076      1,947      2,002     1,949

Income before income taxes, extraordinary items &
  cumulative effect of changes in accounting principles        346      267      1,133      1,207        971        605       455
Provision for income taxes  . . . . . . . . . . . . . .        139      112        483        529        422        262       190

Income before extraordinary items & cumulative
  effect of changes in accounting principles  . . . . .        207      155        650        678        549        343       265
Extraordinary items, net of tax . . . . . . . . . . . .                                                  (7)                   73
Cumulative effect of changes in accounting principles,
net . . . . . . . . . . . . . . . . . . . . . . . . . .                                                              24
                                                             _____    _____      _____     ______     ______     ______    ______
     Net income . . . . . . . . . . . . . . . . . . . .      $ 207    $ 155      $ 650     $  678     $  542     $  367    $  338

Per common share:
  Income before extraordinary items & cumulative
     effect of changes in accounting principles:
     Primary  . . . . . . . . . . . . . . . . . . . . .      $1.29     $.94      $3.99    $  4.17     $ 3.44     $ 2.09     $1.77
     Fully diluted  . . . . . . . . . . . . . . . . . .       1.27      .93       3.93       4.09       3.36       2.05      1.73
  Net income:
     Primary  . . . . . . . . . . . . . . . . . . . . .       1.29      .94       3.99       4.17       3.39       2.26      2.30
     Fully diluted  . . . . . . . . . . . . . . . . . .       1.27      .93       3.93       4.09       3.31       2.21      2.24
  Book value  . . . . . . . . . . . . . . . . . . . . .      28.67    27.14      28.89      27.01      23.07      21.13     18.98
  Cash dividends declared(2)  . . . . . . . . . . . . .        .44      .37       1.69       1.28        .93        .40       .10
Average number of common shares (in thousands):
     Primary  . . . . . . . . . . . . . . . . . . . . .    153,421  154,988    153,529    153,856    148,913    147,033   138,444
     Fully diluted  . . . . . . . . . . . . . . . . . .    155,592  156,844    156,112    156,768    153,616    152,067   144,044
AVERAGE BALANCE SHEET DATA:
Loans and lease financing . . . . . . . . . . . . . . .    $41,732  $39,179    $40,589    $38,283    $36,017    $32,565   $31,568
Total earning assets  . . . . . . . . . . . . . . . . .     56,641   52,172     53,410     49,567     47,517     42,880    41,658
Total assets  . . . . . . . . . . . . . . . . . . . . .     63,224   58,587     59,523     55,744     53,389     47,937    46,290
Deposits  . . . . . . . . . . . . . . . . . . . . . . .     41,899   40,632     41,603     38,406     37,919     37,163    37,643
Notes payable . . . . . . . . . . . . . . . . . . . . .      3,316    2,421      2,666      2,142      2,123      1,797     1,252
Stockholders' equity  . . . . . . . . . . . . . . . . .      4,952    4,706      4,744      4,304      3,766      3,390     2,762


____________________
(1) Financial data for 1996 has been restated to give retroactive effect to the acquisition of BayBanks, Inc., which was completed in July 1996 and accounted for as a pooling of interests.
(2)  Amounts represent the historical cash dividends of the Corporation

                         BANKBOSTON CAPITAL TRUST III

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and, (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures will be the sole assets of the Trust and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital
Securities.    See  "Description  of  Capital Securities--Subordination of
Common Securities." The Corporation will acquire Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement.  The Trust's business and affairs
are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees, expenses, debts and obligations (other than with respect to the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (other than the payment of principal, interest and premium, if any, on the Trust Securities). The principal executive office of the Trust is c/o BankBoston, P.O. Box 2016, Boston, Massachusetts 02106-2016.

                      DESCRIPTION OF CAPITAL SECURITIES

     The Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement is qualified under the Trust Indenture Act and is subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and those made a part of the Trust Agreement by the Trust Indenture Act.

GENERAL

     The Capital Securities will be limited to $250,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative, will accumulate from ________ __, 1997 and will be payable quarterly in arrears on ___________, _________, _________ and __________ of each year, commencing
___________, 1997 (each, a "Distribution Date"), at a rate per annum reset quarterly equal to LIBOR plus ___% (the "Distribution Rate") on the Liquidation Amount of $1,000, to the holders of the Capital Securities on the relevant record dates. The record dates will be the ____ day of the month in which the relevant Distribution Date falls. The amount of Distributions payable for any period will be computed on the basis of the actual number of days in such period and a year of 360 days. In the event that any
Distribution Date is not a Business Day (as defined below), then such Distribution Date shall be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next succeeding calendar month then such Distribution Date shall be the immediately preceding Business Day. If the Stated Maturity Date or earlier prepayment date for the Junior Subordinated Debentures falls on a day that is not a Business Day, payment of any Distributions payable on such date will be made on the next succeeding Business Day, and no interest or other payment will accumulate for the period from and after the Stated Maturity Date or such prepayment date, as the case may be. A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Boston, Massachusetts are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the applicable periodic Distribution Rate compounded quarterly from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Although the Corporation may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Corporation has no such current intention.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions on the Capital Securities (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

DISTRIBUTION RATE

     LIBOR, the Distribution period and the amount of Distributions payable in respect of each Distribution period will be calculated by
                      , as Calculation Agent, in the same manner as LIBOR,
----------------------
the interest period and the interest payable in respect of each interest period for the Junior Subordinated Debentures, as described under "Description of Junior Subordinated Debentures--Interest Rate."

REDEMPTION

     Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures),
(ii) in the case of the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the Early Redemption Price (equal to the Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Early Redemption Price (equal to the Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like  Amount"  means (i)  with  respect to  a redemption  of  the Trust
Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after __________, 2007, and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event, in each case at the Prepayment Price and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--
Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after ________, 2007.

     If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior
Subordinated  Debentures  to  holders  of the  Trust  Securities,  the  Trust
Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by The Depository Trust Company ("DTC" or the "Depositary") or its nominee will be exchanged for a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders of a majority in Liquidation Amount of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in The City of New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

     Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

     DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers
(including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Underwriters with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

PAYMENT AND PAYING AGENCY

     Payments in respect of Global Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable
Distribution Dates, while payments in respect of Capital Securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and the Debenture Trustee. The Indenture is qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms, and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest at a rate per annum reset quarterly equal to LIBOR plus ___% (the "Interest Rate") on the principal amount thereof, payable quarterly in
arrears on           ,           ,            and            of each year,
           ----------  ----------  ----------     ----------
commencing            , 1997 (each, an "Interest Payment Date"), to the
           -----------
person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the _____ day of the month in which the relevant Interest Payment Date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in such period and a year of 360 days. In the event that any Interest Payment Date is not a Business Day, then such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if such Business Day falls in the next succeeding calendar month then such Interest Payment Date shall be the immediately preceding Business Day. If the Stated Maturity Date or earlier prepayment date for the Junior Subordinated Debentures falls on a day that is not a Business Day, payment of interest on such date will be made on the next succeeding Business Day, and no interest or other payment will accrue for the period from and after the Stated Maturity Date or such prepayment date, as the case may be. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Interest Rate, compounded quarterly. The term "interest", as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior  Subordinated Debentures will  be issued in  denominations of
$1,000 and  integral multiples thereof.   The Junior  Subordinated Debentures
will mature on             , 2027 (the "Stated Maturity Date").
               ------------

     The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The bank subsidiaries of the Corporation (the "Banks") are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, of the Corporation or its subsidiaries. See "--Subordination."

INTEREST RATE

     The  interest period with respect  to the Junior Subordinated Debentures is each successive period from and including the immediately preceding Interest Payment Date (or the date of original issuance, in the case of the initial interest period) to but excluding the applicable Interest Payment
Date.                     , as Calculation Agent
       -------------------
(the "Calculation Agent"), will calculate the Interest Rate for each interest period based on LIBOR determined as of two London Business Days (defined as any day on which dealings in U.S. dollars are transacted in the London interbank market) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to an interest period relating to an Interest Payment Date (in the following order of priority):

          (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (2) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for U.S. dollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations
     (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date and, if at least two quotations are so provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

          (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars having a three-month maturity as of 11:00 a.m. (London time) on the related Determination Date and, if at least two such quotations are so provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

          (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the immediately preceding Determination Date.

     If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, such corrected rate will be the applicable LIBOR for such Determination Date.

     Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable Interest Rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling the (Corporate Trust Department) of the Calculation Agent at (INSERT ADDRESS) (telephone
                     ).
---------------------

FORM, REGISTRATION AND TRANSFER

     If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, prepayments, notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the applicable Interest Rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture
Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

     The Junior  Subordinated Debentures will  be prepayable, in whole  or in
part, at the option of the Corporation on or after              2007, subject
                                                   ------------
to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a Prepayment Price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued interest thereon to the date of prepayment.

SPECIAL EVENT PREPAYMENT

     If a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a Prepayment Price equal to 100% of the principal amount of the Junior Subordinated Debentures plus accrued interest thereon to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after ____________ __, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) the interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after _____________ __, 1997, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or
(3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

     "Indebtedness  Ranking  on   a  Parity  with  the   Junior  Subordinated
Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     The Indenture places no limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or its subsidiaries. The Corporation and its subsidiaries expect from time to time to incur additional indebtedness, including Senior Indebtedness.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                           DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under the Guarantee. The Guarantee is qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. This summary of certain terms and provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and those made a part of the Guarantee by the Trust Indenture Act.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Corporation will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation.

     Because  the  Corporation  is  a  holding  company,  the  right  of  the
Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of the Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of debt of the Corporation's subsidiaries.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

   Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote or consent will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and related Common Securities; (ii) the Interest Rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution Rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The  Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Brown & Wood LLP, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF  JUNIOR SUBORDINATED  DEBENTURES OR CASH  UPON LIQUIDATION  OF THE
TRUST

     The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such a distribution, for United
States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of Capital Securities"), the Junior Subordinated Debentures may be prepaid for cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of such Capital Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of "first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Since the Proposed Legislation has not yet been introduced by any member of the 105th Congress, the Proposed Legislation should not apply to the Junior Subordinated Debentures. It is possible, however, that the Proposed Legislation or any other legislation enacted by Congress, may give rise to a Tax Event, in which event the Corporation would be permitted, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities at the Early Redemption Price by electing to prepay the Junior Subordinated Debentures at the Prepayment Price. See "Description of the Capital Securities--Redemption" and "Description of Junior Subordinated Debentures-- Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or
(iv) a trust if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust). Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital
Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     The Corporation, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Purchase Agreement (the "Purchase Agreement") among the Corporation, the Trust and ________________________________________ (collectively, the "Underwriters"), the Corporation and the Trust have agreed that the Trust will sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Trust, the respective number of Capital Securities set forth below opposite their respective names.

      Number of
     Underwriter    Capital Securities
     -----------    ------------------


               Total

     The Underwriters propose to offer the Capital Securities initially at the price to public set forth on the cover of this Prospectus and to certain dealers at such price less a concession of not more than $___ per Capital Security. The Underwriters may allow and such dealers may reallow a concession of not more than $___ per Capital Security to certain other dealers. After the initial offering, the price to public, concession and reallowance may be changed.

     The Purchase Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Capital Securities is subject to certain conditions, including delivery of certain legal opinions by counsel for the Underwriters.

     In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Purchase Agreement provides that the Corporation will pay, as compensation to
the Underwriters, an amount of $      per Capital Security.
                                -----

     The  Capital Securities  constitute a  new issue  of securities  with no established trading market. The Corporation has been advised by the Underwriters that they intend to make a market in the Capital Securities, but they are not obligated to do so and such market making may be interrupted or discontinued without notice. No assurance can be given as to the development or liquidity of any trading market for the Capital Securities.

     The Corporation and the Trust have agreed in the Purchase Agreement that, subject to certain conditions, prior to __________, 1997, neither will offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Capital Securities or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except in the offering or with the prior written consent of
________________.

     The Corporation and the Trust have agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect thereof.

     Any or all of the Underwriters (have in the past and) may (in the future) serve as a financial advisor to the Corporation.

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Capital
Securities will be made only to (i) "qualified institutional buyers," as defined in Rule 144A under the Securities Act or (ii) institutional
"accredited investors," as defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act, for whom an investment in the Capital Securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     Until the distribution of the Capital Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Capital Securities. As an exception to these rules, the representatives of the Underwriters (the "Representatives") are permitted to engage in certain transactions that stabilize the price of the Capital Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Capital Securities.

     If the Underwriters of the Capital Securities create a short position in the Capital Securities offered hereby, i.e., if they sell more Capital Securities than are set forth on the cover page of this Prospectus, then the Representatives may reduce that short position by purchasing Capital Securities in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Capital Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Capital Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Capital Securities as part of the offering. The imposition of a penalty bid might also have an effect on the price of the Capital Securities to the extent that it were to discourage resales of the Capital Securities.

     Neither the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither the Trust nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


                            VALIDITY OF SECURITIES

     The validity of the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be passed upon for the Corporation and the Trust by Brown & Wood LLP, New York, New York and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation and the Trust by Brown & Wood LLP, New York, New York.

                                   EXPERTS

     The  consolidated   financial   statements  of   the   Corporation   and
subsidiaries, contained in and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of such firm as experts in accounting and auditing.


                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


Securities Act Registration Fee         $75,757.58
Printing and Engraving Expenses           5,000.00
Legal Fees and Expenses                  75,000.00
Accounting Fees and Expenses             35,000.00
Trustee Expenses                          6,000.00
Rating Agency Fees and Expenses         162,500.00
Miscellaneous                             5,742.42
                                        __________
     Total                             $365,000.00
                                        ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     The Corporation's By-laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Corporation, brought against such person in such capacity. Under Massachusetts law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or of such subsidiary. The By-laws also provide that, with respect to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be ordered by a court or shall be approved as being in the best interest of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, exclusive of any stock owned by any interested director or officer. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery or by in the right of a corporation.

     The By-laws also provide for indemnification for all other directors and officers of the Corporation's wholly-owned subsidiaries to the extent authorized by the Board of Directors in each individual case, based on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Corporation and any subsidiaries may be indemnified as determined by the Board from time to time.

     In  addition,  as  permitted under  Massachusetts  law,  the Corporation
maintains   liability  insurance  covering  directors  and  officers  of  the
Corporation and its subsidiaries.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT

     1         Form of Purchase Agreement*
     4.1       Indenture of  BankBoston  Corporation relating  to the  Junior
               Subordinated Debentures*
     4.2       Form of Junior  Subordinated Debenture (included as  Exhibit A to Exhibit 4.1)*
     4.3       Certificate of Trust of BankBoston Capital Trust III
     4.4       Declaration of Trust of BankBoston Capital Trust III
     4.5       Amended  and Restated  Declaration  of  Trust  for  BankBoston
               Capital Trust III*
     4.6       Form of  Capital Security  Certificate for  BankBoston Capital
               Trust III (included as Exhibit D to Exhibit 4.5)*
     4.7       Form  of Guarantee of  BankBoston Corporation relating  to the
               Capital Securities*
     5.1       Opinion  and consent of  Brown & Wood LLP,  special counsel to
               BankBoston   Corporation  as   to  legality   of   the  Junior
               Subordinated Debentures and the Guarantee to be issued by BankBoston Corporation*
     5.2       Opinion  of Skadden, Arps,  Slate, Meagher &  Flom (Delaware),
               special Delaware counsel to BankBoston Capital Trust III, as to legality of the Capital Securities to be issued by BankBoston Capital Trust III*
     8         Opinion of  Brown &  Wood  LLP,  special tax  counsel,  as  to certain federal income tax matters*
     12.1      Computation of ratio  of earnings to fixed  charges (excluding interest on deposits)*
     12.2      Computation of ratio  of earnings to fixed  charges (including interest on deposits)*
     23.1      Consent of Coopers & Lybrand L.L.P.
     23.2      Consent of Brown & Wood LLP (included in Exhibit 5.1)*
     23.3      Consent of  Skadden, Arps,  Slate, Meagher  & Flom  (Delaware)
               (included in Exhibit 5.2)*
     24        Power  of  Attorney  of  certain  officers  and  directors  of
               BankBoston Corporation
     25.1      Form T-1 Statement  of Eligibility of The Bank of  New York to
               act as trustee under the Indenture*
     25.2      Form T-1  Statement of Eligibility of The  Bank of New York to
               act as trustee under the Amended and Restated Declaration of Trust of BankBoston Capital Trust III*
     25.3      Form T-1 Statement  of Eligibility of The Bank of  New York to
               act as trustee under the Guarantee for the benefit of the holders of the Capital Securities of BankBoston Capital Trust
               III*

----------------------------
*    To be filed by amendment.

ITEM 17. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 15th day of May, 1997.

                              BANKBOSTON CORPORATION



                              By    /s/ GARY A. SPIESS
                              ----------------------------------------------
                                   (Gary A. Spiess)
                                   (General Counsel and Clerk)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         -----                           ----
         SIGNATURE                       DATE
         ---------
           TITLE

      /s/ CHARLES K. GIFFORD*    Chief   Executive         May 15, 1997
   (Charles K. Gifford)          Officer and Director
                                 (Chief Executive
                                 Officer)

 /s/ WILLIAM M. CROZIER, JR.*    Chairman  of  the         May 15, 1997
   (William M. Crozier,          Board of Directors and
   Jr.)                           Director

 /s/ HENRIQUE DE CAMPOS          President and             May 15, 1997
        MEIRELLES*               Chief Operating
 (Henrique de Campos             Officer and
 Meirelles)                      Director


 /s/ WILLIAM J. SHEA*            Vice Chairman,             May 15, 1997
     (William J. Shea)           Chief Financial
                                 Officer and
                                 Treasurer  (Chief
                                 Financial Officer)

/s/ ROBERT T. JEFFERSON*         Comptroller               May 15, 1997
   (Robert T. Jefferson)         (Chief Accounting Officer)


  /s/ WAYNE A BUDD*              Director                  May 15, 1997
      (Wayne A. Budd)


   /s/ JOHN A. CERVIERI JR.*     Director                  May 15, 1997
   (John A. Cervieri Jr.)


  /s/ WILLIAM F.  CONNELL*       Director                  May 15, 1997

   (William F. Connell)


 /s/ GARY L. COUNTRYMAN*         Director                  May 15, 1997
   (Gary L. Countryman)


   /s/ ALICE F. EMERSON*         Director                  May 15, 1997
    (Alice F. Emerson)


    /s/ THOMAS J. MAY*            Director                  May 15, 1997
      (Thomas J. May)


  /s/ DONALD F. McHENRY*         Director                  May 15, 1997
    (Donald F. McHenry)


   /s/ PAUL C. O'BRIEN*           Director                  May 15, 1997
     (Paul C. O'Brien)


   /s/ THOMAS R. PIPER*           Director                  May 15, 1997
     (Thomas R. Piper)


  /s/ FRANCENE S. RODGERS*        Director                  May 15, 1997
   (Francene S. Rodgers)


     /s/ JOHN W. ROWE*            Director                  May 15, 1997
      (John W. Rowe)


 /s/ GLENN P. STREHLE*
   (Glenn P. Strehle)             Director                  May 15, 1997


 /s/ WILLIAM C. VAN FAASEN*       Director                  May 15, 1997
     (William C. Van Faasen)


/s/ THOMAS B. WHEELER*            Director                  May 15, 1997
    (Thomas B. Wheeler)


                                  Director                  May __, 1997
     (Alfred M. Zeien)


* By:   /s/  GARY A. SPIESS
     -------------------------------
          ATTORNEY-IN-FACT



     Pursuant to the requirements of the Securities Act, the Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 15th day of May, 1997.

                              BANKBOSTON CAPITAL TRUST III



                              By:   /s/ ROBERT T. JEFFERSON
                                   ---------------------------------------
                                    Robert T. Jefferson,
                                    as Administrative Trustee



                              By:   /s/ CRAIG V. STARBLE
                                   ---------------------------------------
                                    Craig V. Starble,
                                    as Administrative Trustee




                              By:   /s/ KATHLEEN M. McGILLYCUDDY
                                   ---------------------------------------
                                   Kathleen M. McGillycuddy,
                                   as Administrative Trustee


                                EXHIBIT INDEX


PAGE EXHIBIT NO.                        DESCRIPTION


     1         Form of Purchase Agreement*
     4.1       Indenture of  BankBoston  Corporation relating  to the  Junior
               Subordinated Debentures*
     4.2       Form of Junior  Subordinated Debenture (included as  Exhibit A to Exhibit 4.1)*
     4.3       Certificate of Trust of BankBoston Capital Trust III
     4.4       Declaration of Trust of BankBoston Capital Trust III
     4.5       Amended  and Restated  Declaration  of  Trust  for  BankBoston
               Capital Trust III*
     4.6       Form of  Capital Security  Certificate for  BankBoston Capital
               Trust III (included as Exhibit D to Exhibit 4.5)*
     4.7       Form  of Guarantee of  BankBoston Corporation relating  to the
               Capital Securities*
     5.1       Opinion  and consent of  Brown & Wood LLP,  special counsel to
               BankBoston   Corporation  as   to  legality   of   the  Junior
               Subordinated Debentures and the Guarantee to be issued by BankBoston Corporation*
     5.2       Opinion  of Skadden, Arps,  Slate, Meagher &  Flom (Delaware),
               special Delaware counsel to BankBoston Capital Trust III, as to legality of the Capital Securities to be issued by BankBoston Capital Trust III*
     8         Opinion  of  Brown & Wood  LLP,  special  tax counsel,  as  to certain federal income tax matters*
     12.1      Computation of ratio  of earnings to fixed  charges (excluding interest on deposits)*
     12.2      Computation of ratio  of earnings to fixed  charges (including interest on deposits)*
     23.1           Consent of Coopers & Lybrand L.L.P.
     23.2      Consent of Brown & Wood LLP (included in Exhibit 5.1)*
     23.3      Consent of  Skadden, Arps,  Slate, Meagher  & Flom  (Delaware)
               (included in Exhibit 5.2)*
     24        Power  of  Attorney  of  certain  officers  and  directors  of
               BankBoston Corporation
     25.1      Form T-1  Statement of Eligibility of The  Bank of New York to
               act as trustee under the Indenture*
     25.2      Form T-1 Statement of Eligibility of  The Bank of New York  to
               act as trustee under the Amended and Restated Declaration of Trust of BankBoston Capital Trust III*
     25.3      Form  T-1 Statement of Eligibility of  The Bank of New York to
               act as trustee under the Guarantee for the benefit of the holders of Capital Securities of BankBoston Capital Trust III*


----------------------------
*    To be filed by amendment.




  NO  DEALER, SALESMAN  OR ANY  OTHER                 $250,000,000
  INDIVIDUAL  HAS BEEN  AUTHORIZED TO
  GIVE  ANY  INFORMATION OR  TO  MAKE
  ANY   REPRESENTATIONS   OTHER  THAN                    (LOGO)
  THOSE CONTAINED OR INCORPORATED  BY
  REFERENCE  IN  THIS  PROSPECTUS  IN                  BANKBOSTON
  CONNECTION WITH  THE OFFER  MADE BY              CAPITAL TRUST III
  THIS  PROSPECTUS AND,  IF GIVEN  OR
  MADE,    SUCH     INFORMATION    OR
  REPRESENTATIONS MUST NOT BE  RELIED
  UPON AS  HAVING BEEN  AUTHORIZED BY
  THE CORPORATION,  THE TRUST  OR THE       Floating Rate Capital Securities
  UNDERWRITERS.        NEITHER    THE
  DELIVERY  OF  THIS  PROSPECTUS  NOR
  ANY   SALE  MADE   HEREUNDER  SHALL    fully and unconditionally guaranteed,
  UNDER  ANY  CIRCUMSTANCE CREATE  AN           as described herein, by
  IMPLICATION THAT THERE  HAS BEEN NO
  CHANGE  IN   THE  AFFAIRS   OF  THE
  CORPORATION OR THE  TRUST SINCE THE
  DATE HEREOF.   THIS PROSPECTUS DOES                  BANKBOSTON
  NOT   CONSTITUTE   AN   OFFER    OR                 CORPORATION
  SOLICITATION   BY  ANYONE   IN  ANY
  JURISDICTION  IN  WHICH SUCH  OFFER
  OR  SOLICITATION IS  NOT AUTHORIZED
  OR IN WHICH THE PERSON  MAKING SUCH
  OFFER   OR   SOLICITATION  IS   NOT                    (LOGO)
  QUALIFIED TO DO SO OR  TO ANYONE TO
  WHOM  IT IS  UNLAWFUL TO  MAKE SUCH
  OFFER OR SOLICITATION.

            ----------------

                                                   ------------------
                                                       PROSPECTUS
           TABLE OF CONTENTS
                                                   ------------------
                                 Page
                                 ----
                                                 (NAMES OF UNDERWRITERS)

  Available Information   . . . .
  Incorporation of  Certain
   Documents by
   Reference   . . . . . . . . .
  Prospectus Summary  . . . . . .
  Risk Factors  . . . . . . . . .
  BankBoston Corporation  . . . .
  Use of Proceeds   . . . . . . .                                  , 1997
  Ratios of Earnings to  Fixed                    ----------
  Charges   . . . . . . . . . . .
  Capitalization  . . . . . . . .
  Summary Financial Data  . . . .
  BankBoston Capital Trust III  .
  Description of Capital Securities
  Description of Junior Subordinated
    Debentures  . . . . . . . . .
  Description of Guarantee  . . .
  Relationship Among the Capital
   Securities, the Junior
   Subordinated Debentures and
   the Guarantee. . . . . . . . .
  Certain  Federal  Income    Tax
  Consequences  . . . . . . . . .
  ERISA Considerations  . . . . .
  Underwriting  . . . . . . . . .
  Validity of Securities  . . . .
  Experts . . . . . . . . . . . .






                                                                  Exhibit 4.3

                             CERTIFICATE OF TRUST

                                      OF

                         BANKBOSTON CAPITAL TRUST III



          This Certificate of Trust is being executed as of May 14, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. SectionSection 3801 et seq. (the "Act").
              ---- --                     -- ---
          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "BankBoston Capital
              ----
Trust III" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the
              ----------------
Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center, Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
              ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                   THE BANK OF NEW YORK
                                    (DELAWARE),
                                    as Delaware Trustee

                                   By: /s/ Mary Jane Morrissey
                                       -----------------------
                                   Mary Jane Morrissey
                                   Authorized Signatory

                                   ADMINISTRATIVE TRUSTEE

                                   By: /s/ Robert T. Jefferson
                                       -----------------------
                                       Robert T. Jefferson


                                   ADMINISTRATIVE TRUSTEE

                                   By: /s/ Craig V. Starble
                                       ----------------------
                                       Craig V. Starble

                                   ADMINISTRATIVE TRUSTEE


                                   By:/s/ Kathleen M. McGillycuddy
                                      ----------------------------
                                   Kathleen M. McGillycuddy


                                   BANKBOSTON CORPORATION
                                   as Sponsor

                                   By:/s/ Kathleen M. McGillycuddy
                                      ----------------------------
                                   Kathleen M. McGillycuddy
                                   Executive Director,
                                   Global Treasury


                                                                  Exhibit 4.4



----------------------------------------------------------

                  DECLARATION OF TRUST

               BankBoston Capital Trust III

                  Dated as of May 14, 1997


----------------------------------------------------------

                              TABLE OF CONTENTS
                             -----------------

                                  ARTICLE I
                                 DEFINITIONS

     SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . .   1
                    -----------

                                  ARTICLE II
                                 ORGANIZATION

     SECTION 2.1    Name  . . . . . . . . . . . . . . . . . . . . . . . .   4
                    ----
     SECTION 2.2    Office  . . . . . . . . . . . . . . . . . . . . . . .   5
                    ------
     SECTION 2.3    Purpose . . . . . . . . . . . . . . . . . . . . . . .   5
                    -------
     SECTION 2.4    Authority . . . . . . . . . . . . . . . . . . . . . .   5
                    ---------
     SECTION 2.5    Title to Property of the Trust  . . . . . . . . . . .   5
                    ------------------------------
     SECTION 2.6    Powers of the Trustees  . . . . . . . . . . . . . . .   6
                    ----------------------
     SECTION 2.7    Filing of Certificate of Trust  . . . . . . . . . . .   7
                    ------------------------------
     SECTION 2.8    Duration of Trust . . . . . . . . . . . . . . . . . .   7
                    -----------------
     SECTION 2.9    Responsibilities of the Sponsor . . . . . . . . . . .   7
                    -------------------------------
     SECTION 2.10   Declaration Binding on Holders of Securities  . . . .   8
                    --------------------------------------------

                                 ARTICLE III
                                   TRUSTEES

     SECTION 3.1    Trustees  . . . . . . . . . . . . . . . . . . . . . .   9
                    --------
     SECTION 3.2    Delaware Trustee  . . . . . . . . . . . . . . . . . .  10
                    ----------------
     SECTION 3.3    Execution of Documents  . . . . . . . . . . . . . . .  10
                    ----------------------


     SECTION 3.4    Not Responsible for Recitals or Sufficiency of
                    ----------------------------------------------
Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
-----------

                                  ARTICLE IV
                          LIMITATION OF LIABILITY OF
                  HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 4.1    Exculpation . . . . . . . . . . . . . . . . . . . . .  11
                    -----------
     SECTION 4.2    Fiduciary Duty  . . . . . . . . . . . . . . . . . . .  11
                    --------------
     SECTION 4.3    Indemnification . . . . . . . . . . . . . . . . . . .  13
                    ---------------
     SECTION 4.4    Outside Businesses  . . . . . . . . . . . . . . . . .  17
                    ------------------

                                  ARTICLE V
                    AMENDMENTS, TERMINATION, MISCELLANEOUS

     SECTION 5.1    Amendments  . . . . . . . . . . . . . . . . . . . . .  17
                    ----------
     SECTION 5.2    Termination of Trust  . . . . . . . . . . . . . . . .  17
                    --------------------
     SECTION 5.3    Governing Law . . . . . . . . . . . . . . . . . . . .  18
                    -------------
     SECTION 5.4    Headings  . . . . . . . . . . . . . . . . . . . . . .  18
                    --------
     SECTION 5.5    Successors and Assigns  . . . . . . . . . . . . . . .  18
                    ----------------------
     SECTION 5.6    Partial Enforceability  . . . . . . . . . . . . . . .  18
                    ----------------------
     SECTION 5.7    Counterparts  . . . . . . . . . . . . . . . . . . . .  19
                    ------------


                             DECLARATION OF TRUST
                                      OF
                         BANKBOSTON CAPITAL TRUST III

                                 May 14, 1997


          DECLARATION OF TRUST ("Declaration") dated and effective as of May 14, 1997 by the Trustees (as defined herein), the Sponsor (as defined herein), and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

          WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") pursuant to the Business Trust Act (as defined herein) for the sole purpose of (i) issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust (ii) holding certain Debentures of the Debenture Issuer (each as defined herein) and (iii) engaging in only those other activities necessary, advisable or incidental thereto; and

          NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Act and that this Declaration constitutes the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                  ARTICLE I


                                 DEFINITIONS

SECTION 1.1    Definitions
               -----------

     Unless the context otherwise requires:

     (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Declaration has the same meaning throughout;

     (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;

     (d)  all references in this Declaration  to Articles and Sections are to
          Articles   and  Sections  of   this  Declaration  unless  otherwise
          specified;

     (e)  a reference to the singular includes the plural and vice versa;

     (f)  a reference to any Person shall include its successors and assigns;

     (g) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended and restated and in effect from time to time; and

     (h) a reference to any statute, law, rule or regulation, shall include any amendments thereto and any successor, statute, law, rule or regulation.

          "Administrative Trustee" means any Trustee other than the Delaware
           ----------------------
Trustee and Property Trustees.

          "Affiliate" has the same meaning as given to that term in Rule 405
           ---------
of the Securities Act or any successor rule thereunder.

          "BankBoston" means BankBoston Corporation, a Massachusetts corpora
           ----------
tion or any successor entity in a merger.

          "Business Day" means any day other than a day on which banking
           ------------
institutions in New York, New York or in Boston, Massachusetts are authorized or required by any applicable law or executive order to close.

          "Business Trust Act" means Chapter 38 of Title 12 of the Delaware
           ------------------
Code, 12 Del. C. SectionSection 3801 et seq., as it may be amended from time
         ---  -                      -- ---
to time, or any successor legislation.

          "Capital Security" means a security representing an undivided
           ----------------
interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Security" means a security representing an undivided
           ---------------
beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

          "Company Indemnified Person" means (a) any Administrative Trustee;
           --------------------------
(b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any employee or agent of the Trust or its Affiliates.

          "Covered Person" means any officer, director, shareholder, partner,
           --------------
member,  representative,  employee or  agent  of  the  Trust or  the  Trust's
Affiliates.

          "Debenture Issuer" means BankBoston in its capacity as the issuer
           ----------------
of the Debentures under the Indenture.

          "Debentures" means Debentures to be issued by the Debenture Issuer
           ----------
and acquired by the Trust.

          "Debenture Trustee" means the original trustee under the Indenture
           -----------------
until a successor is appointed thereunder, and thereafter means any such successor trustee.

          "Delaware Trustee" has the meaning set forth in Section 3.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
amended from time to time, or any successor legislation.

          "Fiduciary Indemnified Person" has the meaning set forth in Section
           ----------------------------
4.3(b).

          "Indemnified Person" means a Company Indemnified Person or a
           ------------------
Fiduciary Indemnified Person.

          "Indenture" means the indenture to be entered into between
           ---------
BankBoston and the Debenture Trustee pursuant to which the Debentures are to be issued.

          "Person" means a legal person, including any individual,
           ------
corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Property Trustee" has the meaning set forth in Section 3.1.
           ----------------

          "Securities" means collectively the Common Securities and the
           ----------
Capital Securities.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, or any successor legislation.

          "Sponsor" means BankBoston in its capacity as sponsor of the Trust.
           -------

          "Trustee" or "Trustees" means each Person who has signed this
           -------      --------
Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                                  ARTICLE II
                                 ORGANIZATION

SECTION 2.1    Name
               ----

          The Trust created by this Declaration is named "BankBoston Capital Trust III". The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 2.2    Office
               ------

          The address of the principal office of the Trust is BankBoston Corporation, P.O. Box 2016, Boston, Massachusetts 02106-20161, Attention:
Kathleen McGillycuddy, Administrative Trustee. On ten Business Days written notice to the holders of Securities, the Administrative Trustees may desig-nate another principal office.

SECTION 2.3    Purpose
               -------

          The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) purchase and hold certain Debentures of the Debenture Issuer and (c) engage in only those other activities necessary, advisable or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 2.4    Authority
               ---------

          Subject to the limitations provided in this Declaration, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Administrative Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Administrative Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Administrative Trustees as set forth in this Declaration.

SECTION 2.5    Title to Property of the Trust
               ------------------------------

          Legal title to all assets of the Trust shall be vested in the Trust.

SECTION 2.6    Powers of the Trustees
               ----------------------

          The Administrative Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

          (a) to issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; provided, however, that the
                                                --------  -------
Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there shall
                                           -------- -------
be no interests in the Trust other than the Securities;

          (b)  in  connection  with  the   issue  and  sale  of  the  Capital
Securities, at the direction of the Sponsor, to:

                    (i) execute and file with the Commission a registration statement on Form S-3, prepared by the Sponsor, including any amendments thereto in relation to the Capital Securities;

                    (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State or foreign jurisdiction in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                    (iii) execute and deliver letters, documents, or instru-ments with The Depository Trust Company relating to the Capital Securi-ties;

                    (iv) execute and enter into subscription agreements, purchase agreements and other related agreements providing for the sale of the Common Securities and the Capital Securities;

                    (v) execute and file an application, prepared by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Capital Securities;

                    (vi) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor relating to the registration of the Capital Securities under
     Section 12(b) or (g) of the Exchange Act; and

                    (vii) execute and enter into an underwriting agreement and pricing agreement providing for the sale of the Capital Securities.

          (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

          (d) to incur expenses that are necessary or incidental to carry out any of the purposes of this Declaration, which expenses shall be paid for by the Sponsor in all respects; and

          (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

SECTION 2.7    Filing of Certificate of Trust
               ------------------------------

          On or after the date of execution of this Declaration, the Trustees shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

SECTION 2.8    Duration of Trust
               -----------------

          The Trust, absent termination pursuant to the provisions of Section 5.2, shall have existence for thirty-one (31) years from the date hereof.

SECTION 2.9    Responsibilities of the Sponsor
               -------------------------------

          In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) to prepare for filing by the Trust with the Commission a registration statement on Form S-3 in relation to the Capital Securities, including any amendments thereto;

          (b) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

          (c) to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securi-ties;

          (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the class of Capital Securities under Section 12(b) or (g) of the Exchange Act, including any amendments thereto;

          (e) to negotiate the terms of an underwriting agreement and pricing agreement providing for the sale of the Capital Securities; and

          (f) to negotiate the terms of subscription agreements, purchase agreements and other related agreements providing for the sale of the Common Securities and Capital Securities.

SECTION 2.10   Declaration Binding on Holders of Securities
               --------------------------------------------

          Every Person by virtue of having become a holder of a Security or any interest therein in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                                 ARTICLE III
                                   TRUSTEES

SECTION 3.1    Trustees
               --------

          The number of Trustees initially shall be four (4), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however
                                                            --------  -------
that the number of Trustees shall in no event be less than two (2); provided
                                                                    --------
further that (1) one Trustee, in the case of a natural person, shall be a
-------
person who is a resident of the State of Delaware or which, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee") and (2) there shall be at least one
Administrative Trustee who is an employee or officer of, or is affiliated with, the Sponsor.

          Except as expressly set forth in this Declaration, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

          The initial Administrative Trustee(s) shall be:

          Robert T. Jefferson
          Kathleen M. McGillycuddy
          Craig Starble

          The initial Delaware Trustee shall be:

          The Bank of New York (Delaware)

          Prior to the issuance of the Capital Securities and Common Securities, the Sponsor shall appoint another trustee (the "Property Trustee") meeting the requirements of the Trust Indenture Act of 1939, as amended, by the execution of an amendment to this Declaration executed by the Administrative Trustees, the Sponsor, the Property Trustee and the Delaware Trustee.

SECTION 3.2    Delaware Trustee
               ----------------

          Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions to act of the Trust or of the Administrative Trustees except such acts as the Delaware Trustee is expressly obligated or authorized to undertake under this Declaration or the Business Trust Act and except for the negligence or willful misconduct of the Delaware Trustee.

SECTION 3.3    Execution of Documents
               ----------------------

          (a) Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Business Trust Act, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.6; provided, that, the registration statement referred to in Section 2.6(b)(i), including any amend-ments thereto, shall be signed by a majority of the Administrative Trustees; and

          (b) an Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 2.6.

SECTION 3.4    Not Responsible for Recitals or Sufficiency of Declaration
               ----------------------------------------------------------

          The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration.

                                  ARTICLE IV
                          LIMITATION OF LIABILITY OF
                  HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 4.1    Exculpation
               -----------

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omis-sions; and

          (b) an Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.2    Fiduciary Duty
               --------------

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

          (b)  unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between Covered Persons; or

               (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

          (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.3    Indemnification
               ---------------

          (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company
Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv)   Any indemnification  under paragraphs (i)  and (ii)  of this
Section 4.3(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and
(ii) of this Section 4.3(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 4.3(a). Notwithstanding the foregoing, no advance shall be made by the Debenture
Issuer if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or the Common Security or Capital Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 4.3(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 4.3(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 4.3(a) is in effect. Any repeal or modification of this Section 4.3(a) shall not affect any rights or obligations then existing.

          (vii) The Sponsor or the Trust may purchase and maintain on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 4.3(a).

          (viii) For purposes of this Section 4.3(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 4.3(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.3(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b)  The Sponsor agrees to indemnify the (i) the  Delaware Trustee,
(ii) any Affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the Persons in (i) through (iii) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 4.3(b) shall survive the termination of this Declaration.

SECTION 4.4    Outside Businesses
               ------------------

          Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                  ARTICLE V
                    AMENDMENTS, TERMINATION, MISCELLANEOUS

SECTION 5.1    Amendments
               ----------

          At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the Administrative Trustees and the Sponsor.

SECTION 5.2    Termination of Trust
               --------------------

          (a) The Trust shall terminate and be of no further force or effect:

               (i)  upon the bankruptcy of the Sponsor;

               (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter or of the Trust's certificate of trust;

               (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and

               (iv) before the issuance of any Securities, with the consent of all of the Administrative Trustees and the Sponsor.

          (b) As soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 5.3    Governing Law
               -------------

          THIS DECLARATION AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

SECTION 5.4    Headings
               --------

          Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5    Successors and Assigns
               ----------------------

          Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 5.6    Partial Enforceability
               ----------------------

          If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 5.7    Counterparts
               ------------

          This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


              (Remainder of this page intentionally left blank.)

          IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.



                          /s/ Robert T. Jefferson


                         -----------------------------------
                         Name: Robert T. Jefferson
                         As Administrative Trustee



                          /s/ Craig V. Starble
                         -----------------------------------
                         Name:  Craig V. Starble
                         As Administrative Trustee



                          /s/ Kathleen M. McGillycuddy
                         -----------------------------------
                         Name:  Kathleen M. McGillycuddy
                         As Administrative Trustee


                         THE BANK OF NEW YORK (DELAWARE),
                         as Delaware Trustee



                         By:   /s/ Mary Jane Morrissey
                              --------------------------------------------
                              Name: Mary Jane Morrissey
                              Title: Authorized Signatory


                         BANKBOSTON CORPORATION,
                         as Sponsor



                         By:   /s/ Kathleen M. McGillycuddy
                              ------------------------------
                              Name:  Kathleen M. McGillycuddy
                              Title: Executive Director,
                                     Global Treasury
                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
  BankBoston Corporation

     We consent to the incorporation by reference, in this registration statement on Form S-3, of our report dated January 16, 1997 on our audits of the consolidated financial statements of BankBoston Corporation (formerly known as Bank of Boston Corporation) and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Corporation's 1996 Annual Report to Stockholders and in
Exhibit 13 to the Corporation's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

     The consolidated financial statements of BayBanks, Inc., as of December 31, 1995 and for the years ended December 31, 1995 and 1994, prior to the restatement for the 1996 pooling of interests, included in the 1995 and 1994 restated consolidated financial statements were audited by other auditors whose reports expressed unqualified opinions on those financial statements. We audited the combination of the accompanying consolidated balance sheet as of December 31, 1995, and the consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, after restatement for the 1996 pooling of interests; in our opinion, such consolidated financial statements have been properly combined on the basis described in Note 2 to the financial statements.

                                   /s/ Coopers & Lybrand, L.L.P.


Boston, Massachusetts
May 14, 1997
                                                                   Exhibit 24


                              POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of BankBoston Corporation (the "Corporation"), does hereby appoint Charles K. Gifford, William M. Crozier, Jr., Henrique de Campos Meirelles, William J. Shea, Kathleen M. McGillycuddy, Robert T. Jefferson and Gary A. Spiess, each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.


         SIGNATURE              TITLE                   DATE
         ---------              -----                   ----

 /s/ CHARLES K. GIFFORD      Chief Executive         May 15, 1997
 (Charles K. Gifford)        Officer and Director
                             (Chief Executive
                             Officer)

/s/ WILLIAM M. CROZIER, JR.  Chairman  of  the       May 15, 1997
(William M. Crozier, Jr.)    Board of Directors
                             and Director

/s/ HENRIQUE DE CAMPOS       President and           May 15, 1997
  MEIRELLES                  Chief Operating
                             Officer and  Director
(Henrique de Campos
  Meirelles)


/s/ WILLIAM J. SHEA          Vice Chairman,          May 15, 1997
  (William J. Shea)          Chief Financial
                             Officer and
                             Treasurer  (Chief
                             Financial Officer)


/s/ ROBERT T. JEFFERSON      Comptroller             May 15, 1997
   (Robert T. Jefferson)     (Chief Accounting
                             Officer)


/s/ WAYNE A. BUDD            Director                May 15, 1997
    (Wayne A. Budd)


 /s/ JOHN A. CERVIERI JR.    Director                May 15, 1997
(John A. Cervieri Jr.)


 /s/ WILLIAM F. CONNELL      Director                May 15, 1997
 (William F. Connell)


 /s/ GARY L. COUNTRYMAN      Director                May 15, 1997
   (Gary L. Countryman)


  /s/ ALICE F. EMERSON       Director                May 15, 1997
    (Alice F. Emerson)


/s/ THOMAS J. MAY            Director                May 15, 1997
   (Thomas J. May)



/s/ DONALD F. McHENRY        Director                May 15, 1997
  (Donald F. McHenry)


/s/ PAUL C. O'BRIEN          Director                May 15, 1997
  (Paul C. O'Brien)


/s/ THOMAS R. PIPER          Director                May 15, 1997
 (Thomas R. Piper)


 /s/ FRANCENE S. RODGERS     Director                May 15, 1997
   (Francene S. Rodgers)


 /s/ JOHN W. ROWE            Director                May 15, 1997
    (John W. Rowe)


   /s/ GLENN P. STREHLE      Director                May 15, 1997
    (Glenn P. Strehle)


 /s/ WILLIAM C. VAN FAASEN   Director               May 15, 1997
 (William C. Van Faasen)


 /s/ THOMAS B. WHEELER       Director               May 15, 1997
  (Thomas B. Wheeler)


                             Director               May __, 1997
     (Alfred M. Zeien)